UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 11, 2022

Blue Ocean Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41112	98-1593951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Wisconsin Circle, 7th Floor
Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

(240) 235-5049
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BOCNU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BOCN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BOCNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2022, Blue Ocean Acquisition Corp (the “Company”) entered into a consulting agreement (the “Agreement”) with Richard Leggett, pursuant to which the Company engaged Mr. Leggett as an independent contractor to serve as the Company’s Chief Executive Officer, as specified in the Agreement, commencing on October 11, 2022 and ending on the earlier of the date on which the Company completes the business combination or the redemption of the Company’s public shares should it not complete a business combination, or as otherwise specified in the Agreement (the “Term”). In consideration for the services Mr. Leggett will provide to the Company, the Company agreed to pay Mr. Leggett (i) a monthly consulting fee of Two Thousand Five Hundred United States Dollars ($2,500) for the duration of the Term and (ii) a bonus of Two Hundred and Fifty Thousand United States Dollars ($250,000) within ten business days of the closing of a business combination.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 19, 2022, the Board of Directors of the Company (the “Board”) appointed Marcus Brauchli to the position of Interim Chief Executive Officer of the Company to serve in such capacity on an interim basis until a successor was identified and appointed by the Board.  On October 11, 2022, the Board appointed Mr. Leggett as Chief Executive Officer of the Company, effective as of October 11, 2022.  Mr. Brauchli will continue to serve as Chairman of the Board.

Richard Leggett is an accomplished global chief executive in the information services, financial services and professional services industries with over 32 years of experience and an      entrepreneurial track record in all aspects of growing and operating a global business. Over the last 16 years, Mr. Leggett has served as CEO of three PE-backed technology-enabled information services businesses guiding two of them through successful exits to strategic buyers.      From January 2012 through September 2022, Mr. Leggett served as the CEO of FrontierView, a global market intelligence company which he built and in November 2021 sold to FiscalNote (NYSE: NOTE) prior to FiscalNotes’s IPO in August 2022. From October 2008 through August 2011, he served as CEO of Business Intelligence Advisors (“BIA”), an independent equity research firm that launched an AI-based proprietary data platform. Prior to BIA, Mr. Leggett served from February 2005 through October 2008 as CEO at CFRA, a leading independent equity research company, that under Mr. Leggett’s leadership grew substantially and was sold to RiskMetrics (now MSCI) in 2007, where Mr. Leggett subsequently also ran Institutional Shareholder Services.

Prior to his CEO roles, Mr. Leggett spent over 16 years in the Financial Services industry, where he was a Managing Director at Goldman Sachs in New York and London, in both the Technology equity research and investment banking divisions from June 2000 through January 2005. Prior to Goldman Sachs, Mr. Leggett led the Technology Research practice at Friedman, Billings & Ramsey from October 1996 to June 2000. He started his career in the Financial Services practice at Accenture in Washington, D.C. from January 1991 to October 1996.

Mr. Leggett is a co-founder and Board Member of K Street Capital, a Washington, D.C. angel investment group. Since 2011, he has served on the Board of Directors of AlphaSense, a privately held AI-powered market intelligence and search platform backed by a number of leading investors, including Goldman Sachs and Viking Global Advisors.

Mr. Leggett graduated from Georgetown University in 1990 with a B.A. in Business Administration.

In connection with Mr. Leggett’s appointment as Chief Executive Officer, the Company and Mr. Leggett entered into the Agreement described in Item 1.01 to this Form 8-K, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 14, 2022, the Company issued a press release announcing the appointment of Mr. Leggett as Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Consulting Agreement, dated October 11, 2022, by and between the registrant and Richard Leggett
99.1	Press release, dated October 14, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Ocean Acquisition Corp
Date: October 14, 2022	By:	/s/ Ankur Manglik
	Name:	Ankur Manglik
	Title:	Chief Financial Officer